                                                                   EXHIBIT 10.7




PERSONAL AND CONFIDENTIAL


                                  June 3, 1996



Rocktropolis Enterprises, LLC
1145 North McCadden Place
Hollywood, CA  90038

         Attn:  Rick Stevens and Nick Turner

Gentlemen:

                 This letter (this "Letter") will confirm the discussions between Rocktropolis Enterprises, LLC, a California limited liability company ("Seller"), and N2K Inc., a Pennsylvania corporation ("N2K"), with respect to the proposed acquisition (the "Acquisition") by N2K or an entity formed by N2K ("Purchaser") of all of the assets but none of the liabilities of Seller (except for the obligations specifically set forth under the heading Assumed Obligations in Schedule A hereto (the "Assumed Obligations") that relate to the world-wide web site known as Rocktropolis, all as set forth on Schedule A hereto (the "Assets"). The Acquisition shall be made upon the following terms and subject to the following conditions:

         1. Price and Structure of the Acquisition. Subject to the terms and conditions set forth herein, on the Closing Date (as defined below), Purchaser shall purchase the Assets and pay the purchase price (the "Purchase Price") consisting of (i) $633,000 in cash and (ii) $537,498 payable in the form of 179,166 shares of N2K Common Stock (the "Shares"). When issued, the Shares will be free and clear of any liens and encumbrances, except those as may be placed thereon by Seller and the Shares shall be adjusted automatically and proportionately in the event of any stock split, division or reclassification affecting all common shares. The Shares will be entitled to the same registration rights afforded the Series F Convertible Preferred Stock of the Purchaser. The Shares will be subject to the same "lock-up" and deferral of the exercise of registration rights agreement with the underwriters of the proposed initial public offering (the "Lock-up") as is agreed to by the majority in interest of the Series F Convertible Preferred Stock purchasers. The portion of Shares subject to Lock-up will be equal to the percentage of shares of Series F Convertible Preferred

Stock that are subject to Lock-up. If the Series F Convertible Preferred Stock is not issued, the Shares will be entitled to the same registration rights afforded the Series E Convertible Preferred Stock of the Purchaser and subject to the same Lock-up as is agreed by a majority in interest of the Series E Convertible Preferred Stock holders. The Shares will be subject to the right of the holder to "put" the Shares back to N2K for a consideration equal to $3.00 per share at any time beginning 366 days after the issuance date if there is not at that time a public market for shares of N2K Common Stock. The "put" will be accelerated and exercisable immediately in the event that the Purchaser becomes insolvent or a bankruptcy petition is filed with respect to the Purchaser.

         2. Closing. The parties agree to use all reasonable efforts and to work diligently and in good faith to accomplish the closing of the Acquisition as soon as practicable, and agree that the closing shall occur on or prior to June 28, 1996, at a time and place to be mutually agreed upon by the Seller and the Purchaser (the "Closing Date").

         3. Conditions to Closing. The consummation of the Acquisition shall be subject to and conditioned upon, among other things, the following:
(i) the receipt of all material consents and approvals, including those from regulatory agencies (if any), necessary to consummate the Acquisition in conformity with applicable law, agreements and orders; (ii) delivery by Seller of the Assets together with all documents necessary to transfer good title to the Assets to Purchaser against payment of the Purchase Price to Seller; (iii) the representations and warranties set forth herein shall be true and correct;
(iv) Seller shall have entered into a noncompetition agreement with Purchaser effective as of the Closing Date that provides that Seller for a period of one year from the Closing shall not compete, directly or indirectly, with the Purchaser in the creation, design, sales or marketing of world-wide web sites or commercial on-line services engaging in the on-line sales of records, CD's or other music recordings to consumers substantially in the form attached hereto as Exhibit I, and (v) Nicktropolis, Inc. shall have entered into a consulting arrangement with the Purchaser substantially in the form attached hereto as Exhibit II.

         4. Access to Facilities; Due Diligence. From the date hereof until the Closing Date, the Seller shall, and shall cause management of the Seller to, afford Purchaser and its attorneys, consultants, accountants and authorized representatives full access, upon reasonable notice during normal business hours and at other reasonable times, to all relevant properties, books, contracts, commitments, records, personnel, lenders and advisors of the Seller in order to permit the Purchaser to conduct its due diligence investigation of the Seller. Such investigation shall include, among other things, the receipt of relevant financial information, the review of any relevant contractual obligations of the Seller, the conducting of discussions with the Seller's management, employees and customers with the prior consent of the Seller (such consent not to be unreasonably withheld or delayed) and such other investigations, valuations or testing as may be deemed reasonably necessary by Purchaser. Until the Closing Date, and thereafter if the Acquisition does not close, Purchaser shall keep confidential, and shall cause its attorneys, consultants, accountants and authorized representatives to keep confidential, all information relating to the business and affairs of Seller that is obtained pursuant to this Agreement.

         5. Representations and Warranties of Seller. Seller hereby represents and warrants:

                 (a) Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California and has the power to carry on its business as now being conducted.

                 (b) The execution of this Agreement will not violate the operating agreement or any other constitutional documents of Seller or any law, regulation, order, judgment or decree which may bind Seller or the Assets, nor will it conflict with, result in a breach of the terms and conditions of, or result in the imposition of any lien or other encumbrance on or with respect to any of the Assets as a result of the provision of, or constitute a default under, any agreement to which Seller is bound.

                 (c) Seller has taken all necessary action to authorize, execute and deliver and fulfill the provisions of this Agreement and this Agreement constitutes a legal, valid and binding agreement of Seller enforceable against Seller in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting the enforcement of creditors' rights generally and rules and laws concerning equitable remedies.

                 (d) There is no litigation, action, investigation or proceeding pending against Seller as a result of its ownership or operation of the Assets for any reason whatsoever, nor has Seller received any notice threatening the same and the use or operation of the Assets is not subject to any injunction, order, judgment, writ or decree.

                 (e) Seller has good title to and has the right to convey all of the Assets free and clear of all liens, mortgages, security interests, restrictions, charges and encumbrances of any nature, except for the Assumed Obligations and Seller has not received written notice of any claim, suit or proceeding contesting the Seller's ownership rights or use of the Assets. No third party has any option or right of first refusal to purchase all or any part of the Assets.

                 (f) Purchaser shall receive complete and exclusive right, title and interest in and to all tangible and intangible property rights existing in the Code, Documentation and Designwork (as such terms are defined in Schedule A hereto) of the Rocktropolis web site (the "Rocktropolis Software"). The Rocktropolis Software is free and clear of all liens, claims, encumbrances, rights or equities of third parties, except for the Assumed Obligations.

         Purchaser's use of the Rocktropolis Software in the same manner as heretofore used by Seller will not infringe any patent, copyright, trade secret or other intellectual property rights of any third party. No such claim of any infringement has been threatened or asserted against Seller or its affiliates.

                 (g) Seller has maintained the Source Code for the Rocktropolis Software in confidence to protect its proprietary rights therein and all employees, consultants and contractors who have participated in the conception and design of the Rocktropolis Software have executed (i) appropriate instruments of assignment in favor of Seller to convey full, effective and exclusive ownership of the Rocktropolis Software to Seller and (ii) agreements prohibiting unauthorized copying, use and disclosure of the Rocktropolis Software.

                 (h) Seller has obtained full and effective right to use, execute, reproduce, display, perform, modify, enhance, distribute and prepare derivative works of any included third party software in the Rocktropolis Software.

                 (i) Except as noted on Schedule A-1 hereto, all advertising space on the Rocktropolis web site has been sold to advertisers for cash payments and not in exchange for products or services.

                 (j) There are no security interests in, encumbrances on or rights, uses, or privileges of others with respect to the Assets, except for the Assumed Obligations.

                 (k) The operation and use of the Assets are in material compliance with all applicable laws and regulations of applicable Federal, state and municipal governments.

                 (l) Seller has not incurred any obligation or liability, contingent or otherwise, for brokers' or finder's fees with respect to matters covered by this Agreement.

                 (m) No taxes related to the Assets are in arrears or in material dispute.

                 (n) The Assets include all material items used by Seller in the creation and operation of the Rocktropolis web site.

                 (o) Except for the Assumed Obligations, no liabilities will follow the Assets once purchased by N2K, including but not limited to any obligation arising under the contract with Interworld Technologies and any dispute related thereto.

                 6. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants:

                 (a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the power to carry on its business as now being conducted;

                 (b) The execution of this Agreement will not violate the Charter or any other constitutional documents of Purchaser or any law, regulation, order, judgment or decree which may bind Purchaser, nor will it conflict with, result in a breach of the terms and conditions of, or constitute a default under, any agreement to which Purchaser is bound; and

                 (c) Purchaser has taken all necessary action to authorize, execute and deliver and fulfill the provisions of this Agreement and this Agreement constitutes a legal, valid and binding agreement of Purchaser enforceable against Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting the enforcement of creditors' rights generally and rules and laws concerning equitable remedies.

         7. Indemnification. (a) Seller hereby agrees to indemnify, defend and hold N2K and its directors, officers, employees and agents harmless from all costs, expenses and damages resulting from or caused by (i) any breach of Seller's representations, warranties or covenants contained herein or arising from any materially misleading or erroneous information made, done or furnished to N2K in writing in connection with the transactions contemplated hereby and (ii) any liabilities of Seller, except for the Assumed Obligations. The Purchase Price hereunder shall be deemed to have been excessive to the extent of the amount of any loss, damage or shortfall arising from a breach of Seller's representations and warranties or covenants and any subsequently arising liabilities of the Seller pursuant to any indemnification obligations contained herein and N2K shall be entitled to offset against the Shares, as provided in Paragraph 7(b) below.

                 (b) The Shares shall be held in escrow until January 2, 1997. Purchaser shall irrevocably release the Shares to Seller on January 2, 1997, subject to the following provisions. During such escrow period, the Purchaser shall notify Seller in writing immediately of any claim for indemnification arising as provided in this Paragraph 7. The notice shall specify the amount of the claim. Seller shall respond in writing to each such claim by accepting or rejecting the claim, within ten (10) days of receipt of Purchaser's notice. If Seller accepts the claim, Purchaser shall have the right of set-off with respect to the claim upon the close of the escrow. For purposes of set-off, the Shares shall be given a per-share value equal to the higher of $3.00 or the trading price of Purchaser's registered shares determined by calculating the average of the bid and ask price (if then quoted on NASDAQ) for the ten trading days prior to the close of escrow. If, upon the close of escrow, there are claims of set-off which have been timely rejected by Seller, then Purchaser may thereupon submit the matter of such claims to binding arbitration. Such arbitration shall be limited to the singular issue of the parties' rights to the specified set-off Shares in accordance with this agreement. The arbitration shall be conducted at a location of mutual agreement, under the auspices and pursuant to the rules of the American Arbitration Association, and the decision shall be binding.
The arbitrator shall be instructed to award attorneys fees in addition to the award on the merits. Nothing herein shall prohibit the parties from seeking mediation, informal arbitration or some other form of alternative dispute resolution by mutual agreement. That portion of the set-off Shares that relates to a claim that Seller has rejected or is still in dispute shall remain in an extension of the escrow until the conclusion of the arbitration, with all rights thereto accruing to the prevailing party upon resolution of the dispute. Any shares that relate to claims Seller has accepted shall be released to Purchaser and any shares in excess of those necessary to cover disputed claims shall be released to Seller on January 2, 1997.

         8. Conduct of Business Pending Closing and Post-Closing; Transition Services. Seller covenants as follows:

                 (a) From the date hereof until the Closing Date, the Seller shall continue to operate the Assets in the usual and ordinary course, shall refrain from any material changes with respect thereto and shall use its best efforts to preserve the goodwill of its customers, employees, independent contractors, suppliers, and others with whom the Seller has business relations that affect the Assets;

                 (b) Effective as of the Closing Date, Seller shall agree not to use the Rocktropolis or similar name and shall change its name to a name that does not include "opolis" and is not similar in sound to Rocktropolis and Seller shall notify all of its clients of the change in name and that N2K then owns the Rocktropolis web site and name, such notice to be in a form and with content approved in advance by Purchaser;

                 (c) For a period of 120 days following the Closing Date, Seller shall provide Purchaser transitional operating, engineering, marketing and other transitional services as requested by Purchaser at cost and Seller shall make available to Purchaser, at cost (including utilities and other direct costs), the office space shown on the floor plan set forth on Schedule B hereto, and the equipment shown on Schedule C hereto, at agreed value;

                 (d) Seller shall design and construct the JVC Building to be housed in the Rocktropolis site and any other requirements of Seller in connection with the agreement between Seller and JVC America, including but not limited to hosting or providing for the hosting of the JVC website, all at no cost to Purchaser, except as follows. To the extent Seller requires a third party host to provide for this service, Purchaser will be required to pay the actual cost of such third party host for such service subject to a maximum monthly charge of $750 through March 7, 1997 and $1,000 from March 8, 1977 through March 7, 1998. Purchaser shall pay such invoices within 30 days of receipt. Unless the contract related to JVC America is assigned to Purchaser such that Purchaser receives payments directly from the contracting party, Seller shall pay all advertising fees it receives from or on behalf of JVC America to Purchaser to house the JVC Building site on Rocktropolis and to house the JVC America website on the Rocktropolis server for any period after March 7, 1997; and

                 (e) On or before the Closing Date, the Purchaser must confirm to the Seller the Purchaser's agreement to use all of the office space marked on Schedule B and all of the furniture and equipment shown on Schedule C (except that furniture and equipment in use for those offices that are not marked as available to Purchaser on Schedule B), all as set forth in Section 8(c) hereof. The Purchaser will obtain, at the Purchaser's cost, liability insurance covering the Purchaser's use of the premises and equipment during the transition period.

         9. Public Disclosure. Prior to the Closing Date, the parties hereto shall consult with each other and agree on desirability, timing and substance of any press release or public announcement or publicity statement or other disclosures to the public relating to the Acquisition. Except as may be required by law, prior to the Closing Date, no party shall issue such public disclosure without the prior agreement of the other parties as to the time of issuance, extent of distribution and form and substance of such public disclosure.

         10. No Solicitation. For thirty days from the date hereof (the "Nonsolicitation Period"), the Seller shall, and shall use its best efforts to cause its representatives, agents and employees to, refrain from (i) soliciting, discussing or negotiating, directly or indirectly, with any third party any inquiries, proposals or offers with respect to the sale of the Assets and (ii) disclosing to any third party that the Assets are for sale. If subsequent to the date of this Agreement the Seller or its representatives, agents or employees receive any unsolicited offer or proposal for any such acquisition, or obtain information that such an offer or proposal is likely to be made, the Seller will provide the Purchaser with immediate notice of the terms and identity of the bidder thereof.

         11. Brokerage Fees; Expenses. Each of (i) the Purchaser and (ii) the Seller shall indemnify and hold the other harmless from any claim for brokerage or finders' fees arising out of the Acquisition contemplated hereby by any person claiming to have been engaged by the indemnifying party. Each party hereto agrees to pay its own fees and expenses incurred in connection with this Letter and the Acquisition, whether or not consummated.

   12. Binding Effect. This letter is intended to constitute a binding contract between us.

         13. Miscellaneous. This Letter may be executed in counterparts, each of which shall be deemed to be an original but all or which shall constitute one and the same document. This Letter shall be governed by the laws of the State of New York without regard to conflicts of law principles thereof. The representations and warranties of the parties hereto shall survive until January 2, 1997.

         14. Attorneys Fees. In the event of litigation arising out of this agreement, the prevailing party shall be entitled, in addition to all other remedies at law or in equity, to collect reasonable attorneys fees and court costs.

                 If the foregoing proposal is acceptable to you, please indicate your agreement by executing and returning to us one fully executed copy of this Letter.

                 We look forward to working with you.

                                                   Very truly yours,

                                                   N2K INC.


                                                   By:
                                                      -------------------------
                                                      Larry Rosen
                                                      Chairman and CEO

Agreed to and accepted this
3rd day of June 1996:

ROCKTROPOLIS ENTERPRISES, LLC

By:
   ------------------------------
   Name:
   Title:

---------------------------------
Nick Turner

                                                                      Schedule A


                   Schedule of Assets and Assumed Obligations

                                     Assets

1. All Code and Documentation (as hereinafter defined) for the Rocktropolis web site, including:

         (a) All computer programming code (the "Code") including the machine readable forms of the Code ("Object Code") and human readable forms of the Code and related development documentation, including all comments and any procedural codes such as job control language ("Source Code").

         (b) All materials and other written materials or diagrams that relate to particular Code either in hard copy or stored or recorded on magnetic media or machine readable text or graphic files subject to display or printout ("Documentation"), including Documentation for any maintenance modifications and enhancements to the Code.

2. All related development and test utilities, enhancements and maintenance modifications and all ideas, designs, concepts and inventions reflected by or embodied in the foregoing (the "Designwork").

3.       The mark "ROCKTROPOLIS," which is a U.S. registered trademark.

4. All of Seller's right, title and interest, if any, in all names, trademarks, copyrights, patents, patent applications, URL's and logos which are related to Rocktropolis and all areas of the site, including but not limited to:

                          Inspite Magazine
                          Ozone magazine
                          Seedy Cds
                          Downtown News
                          Pawn Shop
                          The Eldorado/Battle of the Bands
                          Buzz Coffee Shop
                          Roxy movie house
                          Rocktropolis City Jail
                          Hula Hut - souvenirs
                          KNDY FM/Radio Free Rocktropolis
                          Mustang Sally's gas
                          Cinetropolis Drive in
                          Musicians Exchange

                          Fins Motel
                          Love Parlour
                          Church of Rock and Roll
                          Star Club
                          The Further Adventures of Soma and Droog

5. Any interest of Seller under oral license agreements with third parties, including artists and record companies, to the use of their rights, including intellectual property rights and rights of publicity, as they are currently being used on the Rocktropolis site and otherwise in promotional materials for the site.

6. All books and records relating to the Rocktropolis web site, including but not limited to:

         (a) To the extent available, monthly server log reports stating hits, unique users, impressions and traffic patterns throughout the site from the time of launch until the Acquisition and traffic as to other sites hosted on the servers;

         (b) A list showing the content of Version 1.0 of the Rocktropolis Software and what content from Version 1.0 is currently in Version 2.0 and what content was created by rVision;

         (c) All Code, graphics, interface design and architecture related to Rocktropolis Software delivered on actual servers with CD-ROM (or equivalent medium) backup masters;

         (d) A printout (bound, organized and clearly indexed by exact screen and site area derivations) with all processes (Java Script; Shockwave and other support code) documented separately and cross-referenced in the index of this printout;

         (e) A complete, exhaustive listing and system diagram flowchart which fully describes the site, including an indication of content wholly-owned by Seller and also existing links out to other sites and content partners;

         (f) A basic technical specifications diagram which describes the complete server environment, architecture, and the telecommunications infrastructure used to support it;

         (g) All original artwork, photoshop files and screen elements (buttons, navigation elements, etc.) in their original high resolution formats on CD-ROM (or equivalent media);

         (h) A complete narrative description of the site, its history, and any "proprietary tools or techniques" used to create the site to aid the Purchaser in the continuing production process and a description of changes made between Version 1.0 and Version 2.0; and

         (i) A listing of employee names tagged to the creation of all key screens of the site.

         The following exceptions to the provisions of this Paragraph 6 are acknowledged by the parties:

         1. The reports referred to in Item 6(a) above have not been kept for all periods. To the extent available, they will be provided.

         2. As to Item 6(d), although this material can be compiled it may not be available by the Closing Date, particularly in the case of the cross-referencing in the index.

         3. To the extent that software is to be delivered on a server, it is a server owned or leased by the Company; no server is included in the Assets.

         4. Seller agrees to use reasonable efforts with existing personnel to accomplish the above items prior to the closing. Purchaser understands that Item 6(c) may not be completed by the closing. However, if Purchaser should desire, it may at its cost and with Seller's consent, provide or pay for additional personnel to expedite the preparation of that documentation.


                              ASSUMED OBLIGATIONS


         1. The obligation to provide an advertising link from the Rocktropolis website to the JVC website, as set forth in Attachment 1 hereto, but none of the other obligations of Seller thereunder.

         2.      rVision obligations (as provided in Attachment 2 hereto).

                                                                     SCHEDULE B



                         [DIAGRAM OF SUNSET BOULEVARD]

                    OFFICE EQUIPMENT INVENTORY AS AT 3/25/96
                                OFFICE EQUIPMENT

          Date of
Quantity  Purchase                  Description                     Location
--------  --------                  -----------                     --------
    1      2/27/96  Adrian TSU (connection to T1)               Phone Closet
 1 Pair             Advent Speakers (From EFX)                  Glen Morrissey
    1               Altec Lansing Multimedia Speakers           Doug Boxer
    1     12/12/95  APC UPS 1250 Power Supply (power back-up)   Server Room
    1               Apple Mac Keyboard                          Carley
    1      12/8/95  Apple Mac Laptop                            Nick Turner
    1               Apple Mac Mouse                             Carley
    1     12/15/95  Apple MacIntosh 7500/100 Power PC           Missy Leach
    1     12/15/95  Apple MacIntosh 7500/100 Power PC           Carley
    1      11/1/95  Apple MacIntosh 8500 Power PC               Missy Leach
    1     12/12/95  Apple MacIntosh 8500/120 Power PC           Jason DiFillippo
    1      11/1/95  Apple MacIntosh 8500/120 Power PC           Behind Carley
    1       1/2/96  Apple MacIntosh Keyboard                    Jason DiFillippo
    1       1/2/96  Apple MacIntosh Keyboard                    Carley
    1               Apple MacIntosh Keyboard                    Behind Carley
    1               Apple MacIntosh Mouse                       Jason DiFillippo
    1               Apple MacIntosh Mouse                       Missy Leach
    1               Apple MacIntosh Mouse                       Behind Carley
    1               Apple MacIntosh Power PC/120                Carley
    1               AT&T Answering Machines                     Phone Closet
    1      11/2/95  BOCA 10 Base T Concentrator (hub)           Server Room
    1       1/6/96  BOCA hub 16 plus (hubs)                     Phone Closet
    1     11/15/95  Brother P Touch XL35                        Programming Room
    1     10/30/96  CD Rom Smart & Friendly                     Jason DiFillippo
    1      2/27/96  Cisco Pro Router (transfers data)           Phone Closet
    1               Compaq Keyboard                             David Lyle
    1               Compaq mouse                                David Lyle
    1               Compaq Mouse                                Server Room
    1      11/2/95  Compaq Prolinea 5100 - 15 MG                Gordon Drake
    1      11/2/95  Compaq Prolinea 5100 w/no cd drive          David Lyle
    1      11/2/95  Compaq Prolinea 5100 with cd drive          Server Room
                      (internal network server) "Soma"
    1      12/5/95  Dell Dimension P100T Computer               Conference Room
    1               Dell Monitor                                Server Room
    1               Dell quiet key keyboard                     Conference Room
    1               Discdrive                                   Behind Carley
    1               Fellowes Power shred PS 50                  David Wandrey
    1               Gateway 2000 keyboard                       Gordon Drake
    1     11/14/95  Gateway 2000 solo portable computer         Glenn Morrissey
    1               HP Fax 700                                  Gordon Drake

                    OFFICE EQUIPMENT INVENTORY AS AT 3/25/96
                                OFFICE EQUIPMENT

                Date of
Quantity        Purchase                   Description                          Location
--------        --------                   -----------                          --------
  1              17-Nov          HP Laserjet 4 Printer                        Programming Room
  1            12/12/95          HP Scan jet 3c                               Carley
  1             9/12/95          HP Scan jet 3C Color Scanner Mac             Behind Carley
  1            12/15/95          HP Scan jet 4C/t                             Carley
  1                              Keyboard                                     Doug Boxer
  1                              Keyboard                                     Behind Carley
  1              3/6/96          KitchenAid Superba Blk Dishwasher            Kitchen
1 Pair           1/4/96          Labtec CS900 computer speakers system        Gordon Drake
1 Pair           1/4/96          Labtec Speakers                              David Lyle
  1                              Linksys 8 port hub                           David Lyle
  1                              Logitech mouse                               Conference Room
  1                              Microsoft Mice                               Server Room
  1                              Microspeed Keyboard                          Missy Leach
  1                              Microspeed Keyboard                          Missy Leach
  1            12/11/95          Minolta 2050 Photocopier                     Programming Room
  1             9/12/95          Milac Syquest 200 MC C                       Carley
  1                              Mouse                                        Doug Boxer
  1             2/15/96          NEC Multisynch XV17 Monitor                  Doug Boxer
  1            11/28/95          Pavilion 7090 Computer 16MG Ram              Doug Boxer
  1                              Provista 14 Monitor                          David Lyle
  1                              Provista 14 Monitor                          Server Room
  1            12/12/95          Sony Multiscan 20SE Monitor                  Conference Room
  1            12/12/95          Sony Multiscan 20SE Monitor                  Missy Leach
  1            12/12/95          Sony Multiscan 20SE Monitor                  Carley
  1            12/12/95          Sony Trinitron Multiscan 20SE Monitor        Jason DiFillippo
  1            10/31/95          Sony Trinitron Multiscan 20SE Monitor        Carley
  1             11/1/95          Sony Trinitron Multiscan 20SE Monitor        Glenn Morrissey
  1            12/12/95          Syquest 200 MB C (Removable 200)             Carley
  1                              Teac EW750R Double Cassette Deck             Carley
  1             11/8/95          Toshiba Strata DK 280 Phone System           Phone Closet
  1               1-Nov          Trinitron Sony Multiscan SE                  Behind Carley
  1             2/27/96          Triplight UPS (battery back-up)              Phone Closet
  1                              Video Cassette Recorder AG-5700              Carley
  1             11/2/95          Viewsonic 15 Monitor                         David Lyle
  1             11/2/95          Viewsonic 17 Monitor                         Server Room
  1             11/2/95          Viewsonic 17GS Monitor                       Gordon Drake
  1                              Wacom Pencil & Pad                           Carley
  1                              Zeos Keyboard                                Server Room
  1            11/16/95          Zeos Pantera - only 1 cd drive               Server Room
                                   (main server) "Droog"

                    OFFICE EQUIPMENT INVENTORY AS AT 3/25/96

                                OFFICE EQUIPMENT



              DATE OF
QUANTITY     PURCHASE                            DESCRIPTION                                        LOCATION
--------    ---------                            -----------                                        --------

   1          16-Nov        Zeos Pantera with cd & tape back-up until (transaction server)         Server Room

                    OFFICE EQUIPMENT INVENTORY AS AT 3/25/96

                              FIXTURES & FITTINGS



              DATE OF
QUANTITY     PURCHASE                            DESCRIPTION                                        LOCATION
--------    ---------                            -----------                                        --------
   1        15-Nov-95       2 drawer gray Sentry file cabinet (Fireproof)                          David Wandrey
   1         9-Jan-96       black 2 drawer file cabinet                                            Carley
   1         9-Jan-96       black 2 drawer file cabinet (small)                                    Jason
   1        25-Jan-96       black 2 drawer horizontal file cabin                                   Glenn Morrissey
   1                        black 4 drawer file cabinet                                            David Wandrey
   1        14-Dec-95       black 4 drawer file cabinet                                            Doug Boxer
   1        25-Jan-96       black 5 shelf bookcase                                                 David Wandrey
   1         1-Nov-96       black 5 shelf bookcase                                                 Doug Boxer
   1        14-Dec-95       black 5 shelf bookcase                                                 Jason
   2        14-Dec-95       black fabric chairs w/arm rests                                        Rick Stevens
   1        20-Dec-95       black high back office chair                                           David Lyle
   1        20-Dec-95       black high back office chair                                           Carley
   2        20-Dec-95       black high back office chairs w/arm rests                              Jason
   1        20-Dec-95       black high backed chair w/arm rests                                    Rick Stevens
   1        20-Dec-95       black high backed chair w/arm rests                                    Trevor Gilchrist
   1        20-Dec-95       black high backed office chair w/arm                                   Doug Boxer
   1                        black lamp                                                             Glenn Morrissey
   1         11/11/95       black leather/chrome chair w/arm rest                                  Reception
   1         8-Mar-96       black love seat                                                        Reception
   1                        black table lamp                                                       Doug Boxer
   1                        black table lamp                                                       Deana J. Smart
   1                        black, 2 drawer file cabinet (small)                                   Deana J. Smart
   1        13-Nov-95       black, 2 drawer horizontal file cabi                                   Deana J. Smart
   1                        black, 2 drawer horizontal file cabinet                                Deana J. Smart
   5        11-Nov-95       black, fabric low backed chairs                                        Conference Room
   1        11-Nov-95       black/chrome low backed office chair                                   Doug Boxer
   1        11-Nov-95       black/chrome low backed office chair                                   Doug Boxer
   2        11-Nov-95       black/gray marble table bases                                          Conference Room
   2         8-Mar-96       blinds - Aluminium - 118 1/2 x 43 3/8                                  Rick Stevens
   1         8-Mar-96       blinds - Aluminium - 122 x 47 1/2                                      Trevor Gilchrist
   2         8-Mar-96       blinds - Aluminium - 122 x 47 1/2                                      David Wandrey
   1         8-Mar-96       blinds - Aluminium - 122 x 47 1/2                                      Doug Boxer
   1        12-Mar-96       blinds - Aluminium - 122 x 47 1/2                                      Glenn Morrissey
   1        12-Mar-96       blinds - Aluminium - 122 x 47 1/2                                      Nick Turner
   1        11-Nov-95       circular glass table top                                               Conference Room
   1                        copper/black table lamp                                                Reception

                    OFFICE EQUIPMENT INVENTORY AS AT 3/25/96

                              FIXTURES & FITTINGS



              DATE OF
QUANTITY     PURCHASE                            DESCRIPTION                                        LOCATION
--------    ---------                            -----------                                        --------

   1                        cork pin board                                                         David Wandrey
   1                        drawer bookcase                                                        Trevor Gilchrist
   1          27-Dec-96     glass top table (1 surface)                                            Gordon Drake
   1                        glass top table (1 surface)                                            Behind Carley
   1                        gray 4 drawer file cabinet                                             Server Room
   1                        gray Sentry 6380 prof. quality safe                                    Deana J. Smart
   1          25-Mar-96     multicolored table lamp                                                Rick Stevens
   1          28-Nov-95     Pan KP 310 Blk Electric Sharpener                                      Reception
   1          11-Nov-95     small rectangular glass table top w/base                               Rick Stevens
   1           8-Mar-96     small rectangular glass table top w/base                               Rick Stevens
   4          14-Nov-95     tall black stools                                                      Programming Room
   1          14-Nov-95     circular glass table top w/black base                                  Programming Room
   1          25-Mar-96     tall rectangular glass table top w/glass base                          Rick Stevens
   1          11-Nov-95     tribal base table lamp                                                 Rick Stevens
   1                        white table lamp                                                       David Wandrey
   1                        white table lamp (adjustable)                                          Gordon Drake
   1                        wooden table                                                           David Lyle
   1           3-Jan-96     wraparound, glass top desk (3 surfaces) with shelf                     Glenn Morrissey
   1          27-Dec-95     wraparound, glass top desk (3 surfaces) with shelf                     Trevor Gilchrist
   1          14-Nov-95     wraparound, glass top desk (3 surfaces) with shelf                     Carley
   1          14-Nov-95     wraparound, glass top desk (3 surfaces) with shelf                     David Lyle
   1          14-Nov-96     wraparound, glass top desk (3 surfaces) with shelf                     David Wandrey
   1                        wraparound, glass top desk (3 surfaces) with shelf                     Doug Boxer
   1                        wraparound, glass top desk (3 surfaces) with shelf                     Deana J. Smart
   1          11-Nov-95     yellow leather chair                                                   Rick Stevens
   1          11-Nov-95     yellow leather couch                                                   Rick Stevens
   1          11-Nov-95     yellow leather stool (low)                                             Rick Stevens

                    OFFICE EQUIPMENT INVENTORY AS AT 3/25/9?

                                OFFICE EQUIPMENT

               DATE OF
QUANTITY       PURCHASE                        DESCRIPTION
--------
Computer Ram & Hard Drive
                 Ram        Hard Drive
Missy           32 Mg       2 Gig
Pietsie         48 Mg       2 Gig
Jason           16 Mg       1 Gig
Jason           64 Mg       2 Gig
Ward            32 Mg       1 Gig
Carley          32 Mg       2 Gig
Extra           24 Mg       1 Gig
DB              16 Mg       1.6 Gig
Droog           64 Mg       2 x 2 Gig
Soma            32 Mg       1 Gig
Server          64 Mg       2 Gig & 1 Gig
Server          16 Mg       1 Gig
DW              16 Mg       1 Gig

                                                                   Attachment 1




                 (Attach latest draft of JVC America contract)

                                                              ATTACHMENT 1


        THIS CONTRACT IS AN AMENDMENT and acknowledgment between Rocktropolis Enterprises, LLC, herein after referred to as the "DEVELOPER" and Boulder Marketing Agency, Inc., herein after referred to as the "AGENCY," governing services to be provided by the Developer and the Agency in connection with the development and marketing of a Web-site to be made available to the market by the Agency to JVC COMPANY OF AMERICA, herein after referred to as the "CLIENT," on the subject of JVC-AMERICA.COM.

1. This contract relates to the development and marketing of JVC-AMERICA.COM, herein after referred to as the "WEB-SITE," an Internet World Wide Web-site, being co-developed by the Agency and the Developer.

2. The Developer shall provide services as defined in the letter of intent in connection with this project and thereby incorporated within and made a part of this contractual agreement. All services will be provided with the best state of the art technologies known to the Developer.

3. In consideration of the services provided by the Developer, the Agency agrees to compensate the Developer a total of $95,000 in the following fashion:

        (a)  A first installment* in the amount of $30,000
             * First installment already paid by J. Kevin Weinhoeft, Consultant, now operating as Boulder Marketing Agency, Inc., J. Kevin Weinhoeft, President.
        (b)  A second installment of $30,000 already paid to the Developer
        (c) A final installment of $35,000 ten (10) business days after the Web-site is fully constructed, with the Client's written approval.

4. The Agency agrees to pay the Developer within ten (10) business days for all services which may be incurred in the performance of this agreement.

5. It is agreed and understood that the agreement for services outlined below in paragraphs 10. and 11, and compensation outlined in paragraph 3, cover a period commencing with the date the Web-site is fully constructed to the Client's approval, ending one year from said date. Exceptions include paragraph 7 and 8 and the JVC Building* and which will reside in Rocktropolis for a period from June 5, 1996 to March 31, 1998.
*See 7b.

6. It is also understood that the Developer has been employed and is being compensated accordingly for their services by the Agency. In such, the Developer will be required to execute all provisions and services outlined in this agreement. Moreover, in the event the Agency cannot fully execute their services to the term of this agreement, the Developer will guarantee to the Client that there will be an interruption in services or Web-site updates.

7. It is agreed and understood the following services will be offered to the Agency and their Client. In the second year of this agreement, commencing March 31, 1997, ending March 31, 1998. All services will be provided to the State of the art technologies known by the Developer. In addition, it is also understood that the fees outlined in b, c and d, will be applied as the pricing ceiling should the Agency or Client request to make changes or additions to the Web-site during the first year of this agreement. The services will be provided at a reasonable cost to the Agency and Client; maintaining economics with no compromise to the Web-site. These services will include:

        (a)  $500.00 a month for server time and maintenance
        (b)  $1,500.00 a month for the JVC Building
        (c)  $1,400.00 per new page template
        (d)  $350.00 per graphic update
        (e)  $250.00 per page to changeover or add product photos and text.

8. It is understood that this agreement does not imply that the Agency and Client must use the Developer's programming and creative services in the second year of the agreement. In such, the Agency and Client will hold a second year option to employ the Developer for the services outlined in paragraph 7c, 7d and 7e. However, the Web-site will reside on the Developer's server(s)* and JVC Building will remain in Rocktropolis.**

*See 7a, **see 7b

9. It is also understood that in the event that the Developer(s) business is purchased by any organization, the Agency reserves and maintains the right to take control of all the Client's Web-site content at any given time. Moreover, the Agency will also have the right to ascertain and acquire all software, content, and have day-to-day online FTP access as it relates to the Client's Web-site. The Agency will require the Developer to fully comply with this point before final compensation.

10. Pursuant to the compensation outlined in paragraph 3, the Developer agrees to provide the following services to the Agency and his Client from March 31, 1996, to March 31, 1997.

        (a)  Development* and monthly updates within the Web-site
        (b)  A JVC Building in Rocktropolis
        (c)  One year server time and maintenance
        (d)  Monthly report on number of "hits" in the Web-site

*Please note the Web-site design has been approved by the Agency and Client, with the only changes to be made will be textural in nature.

11. Pursuant to the compensation outlined in paragraph 3, the Developer agrees to include the following entries in the Web-site:

        (a)  Forty-one page home and product area including phones and copy
        (b)  Promotional Event pages

        (c)  Monthly FAQ's and library of FAQ's
        (d)  Hyperlinks to other JVC affiliated companies
        (e)  Retail Store ?????? including monthly updates

12.     The Agent and Client rights will include the following:

        (a) The Agent and Client will own and copyright all of the content within their Web-site.

        (b) Final decision on creative, content, promotion and links within their Web-site.

        (c) If the server(s), mirrored server(s) or software are off-line for a period of more than 48 hours, the Client will be reimbursed at a rate of $200.00 per day. Exceptions include earthquakes or any other "acts of God."

        (d) At the Agency's or Client's written request, the Web-site may be offered to a commercial online service, however, the Client will be required to pay any and all costs related to the translation of the Web-site to the commercial service(s).

13. The Agent and Client reserve the rights to sell or barter advertising or links within their Web-site. All revenues or merchandise acquired from said relationship will be the sole property of the Agency and Client.

14. This contract may be terminated by the Agency and its Client at any time upon written notice by the Agency. In the event of termination, the Developer will be compensated for services provided satisfactory to the date on the written notice.

15. This contract is binding upon and inures to the benefit of the parties hereto and their respective administrators and personal representatives, and shall be governed by the laws of the state of Colorado.

16. This contract is the entire and complete agreement between the parties and may be extended in duration and or scope by mutual written agreement.

17. This version of the contract voids the previously submitted contract(s), and is herein submitted with the understanding the Developer will tender this agreement prior to the sale of the Rocktropolis Web-site. Moreover, it is also understood that Rocktropolis Enterprises, LLC guarantees and agrees to the terms of this agreement. It is also understood that all communications related to the Web-site will be channeled through the Agency to his Client.

Signed this the     day of          , 1996.



---------------------------------     ---------------------------------------
Agency                                Developer

                                                                   Attachment 2



                            (Attach rVision contract)

                                                              ATTACHMENT 2

                    MUTUAL RELEASE AND SETTLEMENT AGREEMENT

        THIS MUTUAL RELEASE AND SETTLEMENT AGREEMENT (the "Agreement") entered into as of the 15th day of June 1995, by rVision, Inc., a California corporation, and each and all of their affiliates and related entities, employees, officers, shareholders, directors, agents and representatives (collectively, "Company"), on the one hand, and Nick Turner ("Client"), on the other hand, is a mutual release whereby Company and Client, pursuant to Section 1541 of the Civil Code of the State of California, extinguish their respective rights and claims against each other with respect to the matters hereinafter set forth.

        WHEREAS, certain controversies and disputes have arisen between the Company and Client in connection with that certain agreement between the Company and Client contained in a Work Order dated January 18, 1995, including Schedule "A" (Scope of Work) thereto relating to, among other things, the layout and design by the Company of the "Rocktropolis Internet Site", the development of a computer screen saver on mutually agreed terms and conditions, the distribution thereof, the payment of royalties, and other terms and conditions (collectively the "Agreement"); and

        WHEREAS, it is the purpose and desire of Company and Client to release and discharge each other and to settle all matters between them arising directly or indirectly out of their relationship, including, but not limited to, their contractual relationship in connection with the Agreement.

        NOW, THEREFORE, in consideration of the obligations, promises and representations provided for hereunder and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Company and Client hereby agree as follows:

        1. Agreements. The Company and the Client hereby confirm and agree, notwithstanding the terms and conditions of this Mutual Release and Settlement Agreement to the contrary, as follows:

        (a) That Client has paid the sum of $22,500.00 to date on account of Clients obligation to pay for the work performed by the Company for the Client under the terms of the Agreement. All artwork created to date is solely owned by Nick Turner.

        (b) That the sum of $7,500.00 remains unpaid by the Client under the Agreement (the "Unpaid Balance"),

        (c) That Client owes to the Company, the additional sum of $1,000.00 on account of certain, additional work requested by the Client and performed by the Company, including, but not limited to the "Blimp" illustration, outside of and in addition to the scope of work required to be performed by the Company under the Agreement (the "Unpaid Additional Work Balance"),

        (d) That the Company hereby forgives this Unpaid Balance and that the Client shall have no obligation to pay the same to the Company,

        (e) That the Client agrees to pay the Unpaid Additional Work Balance within sixty (60) days after the date of this Mutual Release and Settlement Agreement, and that upon payment thereof to the Company, the Client will own the "Artwork" with in connection with the "Blimp" image created by the Company,

        (f) That the Company and Client shall have no obligation to jointly create either a screen saver or a CD Rom under mutually agreed upon terms and conditions as provided for in paragraphs 3(a), 3(b), 3(c) and 3(h) of the Agreement, and that the Company shall have no further rights with respect to the creation of either a screen saver or a CD Rom as provided for in the Agreement.

        (g) That the Company shall have the right, at its election, in accordance with paragraph 3(e), to place and to maintain at all times on the "Rocktropolis Home Page", the "Company's Home Page" in accordance with the terms of paragraph 3(e) of the Agreement.

        (h) That the Company shall immediately deliver to the Client, all computer artwork, files and icons to which the Client is entitled under the Agreement.

        (i) That the Company has satisfied in full, all of its obligations to the Client under the terms and conditions of the Agreement.

        (j) That the rights of the Company under paragraphs 3(c), 3(e) 3(f) and 3(g) shall remain in full force and effect.

        (k) That there are no other agreements whatsoever between the Company and the Client, whether oral or in writing.

        2. Releases. Except as provided in this Mutual Release and Settlement Agreement, the Company hereby releases and discharges Client, and Client hereby releases and discharges Company, together with the agents, representatives, employees, officers, partners, insurers, directors, stockholders, attorneys, predecessors, successors, assigns, heirs, personal representatives, administrators and executors of each of Company and Client, both past and present, and all persons, firms, corporations, partnerships, associations, copartners, coventurers, contractors, engineers, subcontractors, subsidiaries, parents, affiliates or corporations connected therewith, and each of them, from any and all claims, debts, liabilities, demands, obligations, responsibilities, rights, damages, losses, costs, expenses, attorneys' fees, compensation, actions and causes of action of every nature, character and description, which either had hold, now holds or may in the future hold, whether known or unknown, foreseen or unforeseen, patent or latent, inchoate or contingent, including but not limited to those directly or indirectly arising out of the Agreement and out of any other relationship of Company and Client, including, but not limited to and joint venture contemplated by the Company and the Client.

        3. Waiver. Company and Client understand the following statutory language and elect to expressly waive all rights either may have under Section [illegible in original] of the Civil Code of the State of California which reads as follows:

                "A general release does not extent to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which is known by him must have materially attested his settlement with the debtor."

        Having read and considered such statutory language and having been apprised of the legal effect thereof, the parties hereto nevertheless hereby elect to and to expressly waive the provisions thereof and knowingly and voluntarily assume all risks for claims heretofore or hereafter arising, known or unknown, foreseen or unforeseen, patent or latent, which either may have against the other arising directly or indirectly out of the Agreement and out of any other relationship of Company and Client, including but not limited to and joint venture contemplated by the Company and the Client.

        4. Full Agreement. Company and Client acknowledge that no representation or promise not expressly contained in this Mutual Release and Settlement Agreement has been made to the other and further acknowledge that they are not entering into this Agreement on the basis of any such promise or representation, expressed or implied. This release is all-embracing and all-encompassing and supersedes any and all agreements, expressed or implied, oral or written, which Company and Client may have heretofore entered into with respect to the Agreement and with respect to any other relationship of Company and Client, including, but not limited to and joint venture contemplated by the Company and the Client. Further, it is the intentions of Company and Client that this release shall extinguish, release and effect a final and absolute conclusion of all claims, rights, duties and obligations, actual, inchoate or contingent, which Company or Client may previously, now or hereafter have against each other.

        5. Representations and Warranties. Company and Client hereby represent and warrant to the other that it/he has not heretofore assigned, transferred, sold, granted or purported to assign, transfer, sell or grant to any entity, person or corporation, any claim, demand, debt, controversy, liability, obligation, action, matter or cause of action disposed of and discharged by the general and special releases set forth in paragraphs 2 and 3 above. Client represents and warrants that his spouse has no interest or right, or disclaims any, in any action, claim or matter which is hereby being released.

        6. Authority. Company and Client represent and warrant that they have power and authority to enter into this Mutual Release and Settlement Agreement and in the names, titles and capacities stated and on behalf of any entities or parents they represent or purport to represent with respect to the Agreement and any other relationship of Company and Client, including, but not limited to any joint venture contemplated by the Company and the Client.

        7. Compromise of Disputed Claims. This Mutual Release and Settlement Agreement is a compromise of disputed claims and the fact that the parties hereto have determined to compromise such disputed claims by entering into this Mutual Release and Settlement Agreement is not to be construed as an admission of liability on the part of either party hereto.

        8. Binding Effect. Company and Client agree that this Mutual Release and Settlement Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to any and all of their present and former agents, representatives, servants, employees, officers, directors, attorneys, heirs, executors, assigns, predecessors and parties in interest, as the case may be.

        9. Litigation. Company and Client shall forever refrain and forbear from commencing, instituting or participating, either as a named or unnamed party in any lawsuit, action or other proceeding against the other, whether brought by themselves or by others on their behalf, based on or arising directly or indirectly out of any facts or circumstances which are related to the Agreement or to any other relationship of Company and Client, including but not limited to any joint ventures contemplated by the Company and the Client. In the event of any litigation hereunder, the losing party shall pay the costs and expenses, including reasonable attorneys' fees of the prevailing party in connection therewith.

        10. Indemnification. Each party agrees that in the event that other party incurs any liability because of any breach of any of the provisions of this Mutual Release and Settlement Agreement, it/he shall indemnify and hold harmless the other party from and against such liability, including necessary expenses, reasonable attorney's fees and costs.

        11. Governing Law. This Mutual Release and Settlement Agreement is made pursuant to and is to be governed in accordance with the laws of the State of California.

        12. Counterparts. This Mutual Release and Settlement Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Mutual Release and Settlement Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Mutual Release and Settlement Agreement as of the day and year first above written.

        Vision, Inc.
        a California Corporation


        By     [SIG]                         By     [SIG]
          -----------------------------        --------------------------------
          Michael F. Siegel, President                      Nick Turner

                  "Company"                                   "Client"

                                  SCHEDULE "A"

                                 SCOPE OF WORK

TO:        Nick Turner

FROM:      rVision, Inc.

DATE:      January 16, 1995

JOB NAME:  "Rocktropolis Internet Site"

RE:  Design and layout artwork for the Rocktropolis Internet Site.

rVison, Inc. (the "Company") will perform the design and layout artwork for the Rocktropolis Internet Site for Nick Turner (the "Client").

1.      DESIGN AND LAYOUT

        The scope of work for the layout and design of the Rocktropolis Internet Site is as follows:

        (a) rVision will implement the design and layout of the image of the city which will be depicted on the Rocktropolis Internet Site (the "Rocktropolis City"), which shall include the following:

                (1) The home page header (the "Rocktropolis Home Page") which will be capable of being modified from time to time (i.e., backgrounds, art forms, etc.) for the Rocktropolis City landscape, various three (3) dimensional views of the Rocktropolis City, streets, billboards, etc.

                (2) Six (6) variations of a logo from which the Client will select the logo to be used for the Rocktropolis Internet Site (the "Rocktropolis Internet Site Logo").

                (3) A secondary home page for the "Cinetropolis Drive-In Theater", (the "Cinetropolis Drive-In Theater Home Page"), and one (1) additional home page to be located within the Cinetropolis Drive-In Theater Home Page.

                (4) Four (4) advertisements utilizing artwork previously created for the Rocktropolis City landscape for use in advertising the Rocktropolis Internet Site.

                (5) Home pages for up to four (4) additional separate and individual home pages (each a "Building Image") for up to four
                (4) artists and/or companies as directed by Client.

        (b) The home pages to be created by the Company shall each include a series of icons, each of which will be designed to uniquely identify each button.

        (c) The foregoing artwork to be subject to the reasonable approval of Client.

Schedule "A"
Page 2

        (d) The scope of work provided for in this agreement shall not include any scanning, video and photography, digitizing, computer programming or other work or services which are not work and services which are presently provided in-house by the Company at its offices.

2.      FEES

        The fee for all of the foregoing work shall be the sum of Thirty Thousand Dollars ($30,000.00), payable as follows:

        (a) Seven Thousand Five Hundred Dollars ($7,500.00) upon execution of this agreement.

        (b) Seven Thousand Five Hundred Dollars ($7,500.00) on March 1, 1995, provided that the Rocktropolis City Image and logos has been completed.

        (c) Seven Thousand Five Hundred Dollars ($7,500.00) on April 1, 1995, provided that the Rocktropolis Internet 3-D design logo has been completed.

        (d) Seven Thousand Five Hundred Dollars ($7,500.00) on May 1, 1995, provided that all of the artwork provided for under the above scope of work has been completed.

        (e) All third (3rd) party fees and costs incurred by the Company, and all out-of-pocket costs and expenses incurred by the Company with respect to the scope of work provided for in this agreement shall be reimbursed to the Company by the Client within seven (7) days after receipt by Client of an invoice for payment thereof.

        (f) IF CLIENT SHALL NEGLECT OR FAIL TO PAY, WHEN THE SAME IS DUE AND PAYABLE, ANY PAYMENT DUE UNDER THIS WORK ORDER, OR ANY OTHER AMOUNT REQUIRED TO BE PAID UNDER THIS WORK ORDER, SUCH UNPAID AMOUNTS SHALL BEAR INTEREST FROM THE DUE DATE THEREOF TO THE DATE OF PAYMENT AT THE MAXIMUM LAWFUL RATE (OR IF THERE BE NO PRESCRIBED MAXIMUM RATE, THEN EIGHTEEN PERCENT [18%] PER ANNUM). IN ADDITION TO SUCH INTEREST, CLIENT ACKNOWLEDGES THAT THE LATE PAYMENT BY CLIENT OF ANY MONTHLY INSTALLMENT OF MINIMUM ANNUAL RENTAL WILL CAUSE COMPANY TO INCUR CERTAIN COSTS AND EXPENSES NOT CONTEMPLATED UNDER THIS WORK ORDER, THE EXACT AMOUNT OF WHICH COSTS BEING EXTREMELY DIFFICULT AND IMPRACTICAL TO FIX. SUCH COSTS AND EXPENSES WILL INCLUDE, WITHOUT LIMITATION, ADMINISTRATIVE AND COLLECTION COSTS, AND PROCESSING AND ACCOUNTING EXPENSES AND OTHER COSTS AND EXPENSES NECESSARY AND INCIDENTAL THERETO. THEREFORE, IF ANY SUCH INSTALLMENT IS NOT RECEIVED BY COMPANY FROM CLIENT ON THE DATE UPON WHICH SUCH INSTALLMENT IS DUE, CLIENT SHALL IMMEDIATELY PAY TO COMPANY A LATE CHARGE EQUAL TO TEN PERCENT (10%) OF SUCH INSTALLMENT, COMPANY AND CLIENT AGREE THAT THIS LATE CHARGE REPRESENTS A REASONABLE ESTIMATE OF SUCH COSTS AND EXPENSES AND IS FAIR COMPENSATION TO COMPANY FOR ITS LOSS SUFFERED BY SUCH NONPAYMENT BY CLIENT. THE INTEREST AND LATE CHARGE PROVISIONS

Schedule "A"
Page 3

        CONTAINED HEREIN ARE IN ADDITION TO AND DO NOT DIMINISH OR REPRESENT A SUBSTITUTE FOR ANY OR ALL OF COMPANY'S RIGHTS CONTAINED IN THIS WORK ORDER.

3.      OTHER

        (a) Company and Client shall, under terms and conditions to be mutually agreed upon, jointly develop a computer screen saver to be based upon the Rocktropolis Internet Site artwork provided for in Section 1 of this agreement and all proceeds received with respect to the screen saver shall, after reimbursement to Company of its costs and expenses provided for in Paragraph 3 (b) below, shall be divided and distributed on a 50/50 basis to the Company and the Client.

        (b) Company will be responsible for the development and production of the screen saver. The Company shall be reimbursed out of the first proceeds from any source with respect to the screen saver (i) all of its costs of development and production, and (ii) to the extent that the Company elects to, and has paid third (3rd) parties for work which is not presently performed by the Company at its offices, all of its costs, expenses and monetary obligations with respect thereto.

        (c) Company and Client shall be jointly responsible for the electronic, on-line or other distribution of the screen saver.

        (d) Company shall hereafter receive a 7% royalty on the gross proceeds from any and all sales of merchandise or products which contain or which utilizing all or any part of the Artwork (hereinafter defined) created the Company for the Rocktropolis Internet Site, however marketed and wherever sold.

        (e) Company shall have the right, within one (1) year after the Rocktropolis Internet Site becomes operational on the Internet, to place and to maintain at all times on the Rocktropolis Home Page, its own home page (the "Company Home Page") depicting such image as the Company selects, which image shall be consistent with the other artwork created by the Company for the Rocktropolis Home Page. The Company shall pay no fees or costs whatsoever with respect to the Company Home Page, and may modify the image thereof from time to time, provided that such modification(s) shall be consistent with Artwork created by the Company for the Rocktropolis Home Page. The Client shall thereafter receive a 7% royalty on the gross proceeds from any and all revenue from the sales of merchandise or products or other revenue producing rights which contain or which utilize all or any part of the artwork created the Company for the Company Home Page, however marketed and wherever sold. The artwork created by the Company for or with respect to the Company Home Page shall be at no expense to the Client.

        (f) All artwork created by the Company for the Rocktropolis Internet Site (except for such of the artwork relating to the Company Home Page, and which artwork is not a part of the defined term "Artwork", all of which shall remain the property of the Company), including, but not limited to all designs, comps, icons, layouts, etc. (collectively the "Artwork"), shall remain the property of

Schedule "A"
Page 4

        the Company until such time as the Client has paid all of the fees and costs required to be paid by the Client to the Company under the terms of this Work Order (the "Payment in Full"). Following Payment in Full by the Client, the Artwork (except for such of the artwork relating to the Company Home Page, and which artwork is not a part of the defined term "Artwork", all of which shall remain the property of the Company) shall become the property of the Client. Following the Payment in Full by the Client, the Artwork (except for such of the artwork relating to the Company Home Page, and which artwork is not a part of the defined term "Artwork", all of which shall remain the property of the Company) may be used in all media worldwide. The Artwork (except for such of the artwork relating to the Company Home Page, and which artwork is not a part of the defined term "Artwork") may not be modified without the consent of the Client.

        (g) The Company's name and/or logo, or such other name or names and/or logos as rVison, Inc., wishes to identify or promote with respect to the Artwork, shall be given, at all times, prominent display, publicity, promotion and credit (the "Credit") on the Rocktropolis Internet Site or with respect to images appearing on the Rocktropolis Internet Site, and on all such advertising, promotional and other material or media as is produced and/or disseminated by, on behalf of, or with respect to the Rocktropolis Internet Site or such other images as appear thereon. Such Credit shall be equal to that of the most prominent other entity or person to whom Credit is given on, by or with respect to the Rocktropolis Internet Site, and as often as such Credit is given to such other entity or person.

        (h) The Company and the Client will use their best faith efforts to enter into a 50/50 joint venture to develop a Rocktropolis CD Rom based upon the Artwork (excepting such of the Artwork that relates to the Company Home Page). The Company and the Client will commence discussions regarding such joint venture not later than April 1, 1995. If such discussions do not lead to the consummation of an agreement between the Company and the Client for development of such a CD Rom, the Company shall thereafter have a right of first refusal to develop such a CD Rom under such terms and conditions as are acceptable to the Client for the development of such a CD Rom with a third (3rd) party during the two (2) years following the date upon which the Rocktropolis Internet Site becomes operational on the Internet.

                                                                     EXHIBIT I




                           NON-COMPETITION AGREEMENT



                 NON-COMPETITION AGREEMENT, dated as of June 21, 1996, by and among N2K Inc. (the "Company"), Rocktropolis, L.L.C., ("Rocktropolis"), Rocktropolis Design, L.L.C. ("Rocktropolis Design") and Internet Holdings Group ("IHG").

                 WHEREAS, pursuant to an agreement of even date herewith Rocktropolis is selling substantially all of its assets that relate to the Rocktropolis web site (the "Asset Sale"), on the terms and conditions set forth therein; and

                 WHEREAS, as a condition of the Asset Sale, Rocktropolis, Rocktropolis Design and IHG have agreed to maintain certain information as confidential and not to compete with the Company on the terms and conditions set forth herein;

                 NOW, THEREFORE, in consideration of the premises and the agreements and provisions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

                 1. Competitive Activity. Each of Rocktropolis, Rocktropolis Design and IHG agrees that for a period of one year from the date of this Agreement it will not, without the prior written consent of the Company, engage in any business creating products or providing services in connection with web sites and/or commercial on-line services relating to music or musical artists whether or not they involve on-line sales of records, CD's or other music recordings to consumers, except that Rocktropolis Design may continue to provide services (i) to JVC America under the terms of the agreement set forth as Attachment 1 to the Letter between Rocktropolis Enterprises L.L.C. and the Company dated June 3, 1996 and (ii) for the website known as "syncsite.com" involving Rondor, Peer and Famous Music.

                 2. Confidentiality. Rocktropolis, Rocktropolis Design and IHG agree that they will not, without the written consent of the Company, use for their benefit or disclose to any person at any time for a period of one year from the date of this Agreement, except to an employee of the Company (or any affiliated companies) any confidential information included in the Asset Sale relating to the Rocktropolis web site, including, without limitation, information relating to any customers, suppliers, employees, products, services, technology, know-how, trade secrets or the like, financial information or plans. The provisions of this Section 2 shall not apply to any information that, at the time of use or disclosure, is publicly known or is recognized as standard practice, except by fault of Rocktropolis, Rocktropolis Design or IHG.

                 3. Remedies. Rocktropolis, Rocktropolis Design and IHG acknowledge that a violation on their part of any of the covenants set forth in Sections 1 or 2 hereof would cause immeasurable and irreparable damage to the Company.

Rocktropolis, Rocktropolis Design and IHG accordingly agree that, in addition to any other remedies available to the Company at law or in equity, the Company shall be entitled to specific performance of the provisions thereof and to injunctive or mandatory relief.

                 4. Successors; Assignments. This Agreement shall be binding upon and shall inure to the benefit of the successors to the Company, Rocktropolis, Rocktropolis Design and IHG, except Nick Turner, who shall be bound by Sections 6 and 7 of the Consulting and Non-Competition Agreement of even date herewith between the Company and Nicktropolis, Inc. and Glenn Morrissey, who shall not be treated as a successor or assign hereunder.

                 5. Notice. Any notice or other communication hereunder to either party shall be in writing and shall be either delivered personally or mailed by registered mail, return receipt requested, postage prepaid, addressed as follows:


                 If to Rocktropolis, Rocktropolis Design or IHG:

                 c/o Rocktropolis, L.L.C.
                 7750 Sunset Boulevard
                 Los Angeles, CA 90046

                 Attn: Rick Stevens

                 with a copy to:

                 Fulbright & Jaworski
                 865 South Figueroa Street
                 29th Floor
                 Los Angeles, CA 90017-2571

                 Attn:  Tim C. Bruinsma

                 If to the Company:

                 N2K Inc.
                 55 Broad Street
                 New York, NY  10004

                 Attn: Chairman


                 with a copy to:

                 Dewey Ballantine
                 1301 Avenue of the Americas
                 New York, NY  10019

                 Attn:  Frank E. Morgan II

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt. Any notice or other communication hereunder shall be deemed to have been given (A) if delivered by hand as provided above, on the day delivered, if such day is a business day, or on the first business day following delivery if such day is not a business day, or (B) if mailed as provided above, on the tenth (10th) business day following the date on which it was mailed.

                 6. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, and is signed by the parties hereto. No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by the other party hereto shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party hereto which are not set forth expressly in this Agreement. This Agreement supersedes all prior agreements of the parties hereto with respect to the subject matter hereof. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York, without giving effect to the conflicts or choice of law thereof.

                 7. Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement which shall remain in full force and effect. In such event, however, the parties shall negotiate a new provision that will, as nearly as is valid, lawful and enforceable, have the same economic effect and accomplish the same objectives as the provisions (or part of a provision) of this Agreement that was declared invalid, illegal or unenforceable.

                 8. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                 9. Headings. The headings contained herein are for reference purposes only and shall not in any way effect the meaning or interpretation of this Agreement.

                 IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

                          N2K INC.


                          By:
                             -------------------------------------------------
                             Name:
                                  --------------------------------------------
                             Title:
                                   -------------------------------------------


                          ROCKTROPOLIS, L.L.C.


                          By:
                             -------------------------------------------------
                             Name:
                                  --------------------------------------------
                             Title:
                                   -------------------------------------------


                          ROCKTROPOLIS DESIGN, L.L.C.


                          By:
                             -------------------------------------------------
                             Name:
                                  --------------------------------------------
                             Title:
                                   -------------------------------------------


                          INTERNET HOLDINGS GROUP



                          By:
                             -------------------------------------------------
                             Name:
                                  --------------------------------------------
                             Title:
                                   -------------------------------------------

                                                                    EXHIBIT II


                    CONSULTING AND NON-COMPETITION AGREEMENT


                 CONSULTING AND NON-COMPETITION AGREEMENT, dated as of June 21, 1996, between N2K Inc., a Pennsylvania corporation (the "Company") and Nicktropolis, Inc., a California corporation ("Nicktropolis").

                 WHEREAS, the Company recognizes that Nicktropolis possesses an intimate knowledge of the creation and design of the Rocktropolis web site, which the Company is acquiring, and

                 WHEREAS, the Company wishes to be assured that it will have the benefit of the consulting services of the Consultant and the Consultant's agreement to maintain the confidentiality of certain information and not to compete with the Company as set forth herein;

                 WHEREAS, the Consultant is willing to consult for the Company and is also willing to maintain information as confidential and to agree not to compete on the terms and conditions set forth herein;

                 WHEREAS, certain of Consultant's obligations and duties apply to Nick Turner personally, who has agreed to become a party to this Agreement for the limited purposes reflected on the signature page hereto;

                 NOW, THEREFORE, in consideration of the premises and the agreements and provisions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

                 1. Consulting Services to be Provided. The Company has retained the Consultant to assist the Company in connection with its acquisition of the Rocktropolis web site and to develop and implement other internet products and services, as directed by the Company's senior management. Specifically, Consultant under the direction of N2K senior management shall:

                 (a) Continue to develop and provide enhancements for the Rocktropolis web site;

                 (b) Utilize its best efforts to retain all of (i) the artists now included in or related to the Rocktropolis web site, including Sting, Soundgarden, Daryl Hannah, IRS Records, Prince, Sky Cries Mary and (ii) all publications now included in or related to the Rocktropolis web site, including Detour Magazine and Hypo Magazine;

                 (c) Serve as A&R lead for artists wishing to be represented on the Rocktropolis web site;

                 (d) Help secure record labels which seek to be online and/or link their label sites to the Rocktropolis web site;

                 (e) Attract additional publications to the Rocktropolis web site;

                 (f) Help create special events for and lead public relations efforts for Rocktropolis; and

                 (g) Develop ideas and approaches to market Rocktropolis to record labels, recording artists and the public.

                 2.       Term; Compensation

                 (a) Unless terminated earlier pursuant to Section 5 hereof, the term of this Agreement shall commence on June 24, 1996 and terminate on June 20, 1997. Consultant shall receive, as compensation for its services rendered hereunder consulting fees in an annual amount equal to $150,000, payable monthly in arrears.

                 3.       Personnel; Place of Performance.

                 (a) Consultant agrees to provide the services of Mr. Nick Turner to perform the work contemplated by this Agreement and to provide the Company with substantially of his working time during the term of this Agreement. Mr. Turner shall perform these services at such times and places as may be mutually convenient to the Company and Mr. Turner, but in any event shall discharge his responsibilities in a timely, diligent, conscientious and faithful manner, consistent with sound business practice. Mr. Turner shall be entitled to three (3) weeks vacation during the term of this Agreement when he will not be required to perform services for the Company and there shall be no reduction in the amount payable to Consultant therefor.

                 (b) Mr. Turner shall not be required to perform any substantial part of his services hereunder outside the greater Los Angeles, California area.

                 4.       Expenses and Taxes.

                 (a) Expenses. During the consultancy hereunder, the Consultant shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by it (in accordance with the same policies and procedures established for reimbursement of expenses for consultants of the Company) in connection with performing services hereunder. Expenses less than $100 shall be reimbursed without prior approval. Expenses in excess of $100 will require prior approval by J.J. Rosen, Senior Vice President, N2K Entertainment or his designee who shall be a senior officer of the Company and once approved shall be paid promptly.

                 (b) Taxes. No income, unemployment, social security or other taxes and no fees, impositions, duties or other charges of any kind shall be deducted or withheld from amounts payable hereunder, unless otherwise required by law. The Consultant hereby agrees to reimburse the Company for the payment of any U.S. Federal tax of a kind referred to in the preceding sentence which the Company was required to, but failed to, withhold from amounts payable hereunder.

                 5.       Termination for Cause.

                 The Company may terminate the Consultant's services hereunder for Cause. For the purposes of this Agreement, the Company shall have "Cause" to terminate the Consultant's services hereunder upon (A) the willful and continued failure by the Consultant to substantially perform its duties to the Company after a demand for such substantial performance is delivered to the Consultant by the Company which specifically identifies the manner in which the Company believes that the Consultant has not substantially performed its duties, and the Consultant has not commenced to perform such duties with the Company within ten (10) business days after such written demand has been given, (B) the willful engaging by the Consultant or its employees or agents in gross misconduct materially and demonstrably injurious to the Company or (c) Nick Turner is unavailable for any reason to perform the services to be provided by Consultant for a period in excess of thirty (30) consecutive days. For purposes of this paragraph, no act, or failure to act, on the Consultant's part shall be considered "willful" unless done, or omitted to be done, by the Consultant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Consultant shall not be deemed to have been terminated for Cause unless and until there shall have been an opportunity for representatives of the Consultant to be heard before the Chairman of the Company, after reasonable notice to the Consultant which specifies that the Consultant was guilty of conduct set forth above in clause (A) or (B) of the second sentence of this
Section 5 and specifying the particulars thereof in detail.

                 6. Competitive Activity. The Consultant and Nick Turner agree that, during the period commencing on the date hereof and ending at the termination date of this agreement, they will not, without the prior written consent of the Company, (i) engage in any business or perform any service in competition with the products and services of the Company and its subsidiaries as such products and services exist at the date hereof (including, but not limited to the Rocktropolis web site), or (ii) have any interest, whether as a proprietor, partner, employee, stockholder, principal, agent, consultant, director, officer, or in any other capacity or manner whatsoever, in any enterprise in competition with the products and services of the Company and its subsidiaries as such products and services exist at the date hereof (including, but not limited to the Rocktropolis web site). Notwithstanding the foregoing, neither Consultant nor Nick Turner shall be deemed to be in competition hereunder (i) due to ownership by the Consultant or Nick Turner, respectively of less than five percent (5%) of the issued and outstanding capital stock of a publicly-traded company or of the renamed Rocktropolis Design, LLC, (ii) managing any artists, provided that it does not interfere with their duties hereunder and (iii) providing services to the renamed Rocktropolis Enterprises, LLC or Rocktropolis Design, LLC or others, provided that such services are not in connection with web sites and/or commercial on-line services that engage in on- line sales of records, CD's or other music recordings to consumers and provided that they do not interfere with the duties under this Agreement.

                 7. Confidentiality. Consultant and Nick Turner agree that they will not, without the written consent of the Board, (A) use for their benefit or disclose to any person at any time during the consultancy hereunder, or at any time thereafter for a period of five years, except to an employee of the Company (or any affiliated companies) during the consultancy hereunder to the extent required in the performance by the Consultant and Turner of its duties hereunder, any confidential information obtained or developed by them during the consultancy hereunder, including, without limitation, information relating to any customers, suppliers, employees, products, services, technology, know-how, trade secrets or the like, financial information or plans, or (B) take with them, upon termination of the consultancy hereunder, any document or paper relating to any of the foregoing. The provisions of this
Section 7 shall not apply to any information that, at the time of use or disclosure, is publicly known or is recognized as standard practice, except by fault of the Consultant or Nick Turner.

                 8. Remedies. Consultant and Nick Turner acknowledge that a violation on their part of any of the covenants set forth in Sections 6 or 7 hereof would cause immeasurable and irreparable damage to the Company. Consultant and Nick Turner accordingly agree that, in addition to any other remedies available to the Company at law or in equity, the Company shall be entitled to specific performance of the provisions thereof and to injunctive or mandatory relief.

                 9. Successors; Assignments. This Agreement shall be binding upon and shall inure to the benefit of the successors to the Company and the Consultant and to the extent applicable to Nick Turner to his personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees. This Agreement is personal in nature and neither this Agreement nor any right hereunder shall be assignable by the Consultant, Nick Turner or the Company.

                 10. Notice. Any notice or other communication hereunder to either party shall be in writing and shall be either delivered personally or mailed by registered mail, return receipt requested, postage prepaid, addressed as follows:


                 If to the Consultant:

                 Nicktropolis, Inc. or
                 Mr. Nick Turner
                 c/o Nicktropolis, Inc.
                 4302 St. Clair Avenue
                 Studio City, CA 91604


                 with a copy to:

                 Irell & Manella LLP
                 1800 Avenue of the Stars, Suite 900
                 Los Angeles, CA 90067-5276

                 Attn: Joan L. Lesser

                 If to the Company:

                 N2K Inc.
                 55 Broad Street
                 New York, NY  10004

                 Attn: Chairman


                 with a copy to:

                 Dewey Ballantine
                 1301 Avenue of the Americas
                 New York, NY  10019

                 Attn:  Frank E. Morgan II

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt. Any notice or other communication hereunder shall be deemed to have been given (A) if delivered by hand as provided above, on the day delivered, if such day is a business day, or on the first business day following delivery if such day is not a business day, or (B) if mailed as provided above, on the tenth (10th) business day following the date on which it was mailed.

                 11. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, and is signed by the parties hereto. No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by the other party hereto shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party hereto which are not set forth expressly in this Agreement. This Agreement supersedes all prior agreements of the parties hereto with respect to the subject matter hereof. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York, without giving effect to the conflicts or choice of law thereof.

                 12. Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement which shall remain in full force and effect. In such event, however, the parties shall negotiate a new provision that will, as nearly as is valid, lawful and enforceable, have the same economic effect and accomplish the same objectives as the provisions (or part of a provision) of this Agreement that was declared invalid, illegal or unenforceable.

                 13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                 14. Headings. The headings contained herein are for reference purposes only and shall not in any way effect the meaning or interpretation of this Agreement.

                 15. Survival of Covenants. The covenants contained in Sections 4(b), 6, 7 and 8 hereof shall survive the termination of his Agreement.

                 16. Nature of Relationship. Nothing herein shall be construed to constitute the Company, the Consultant or Nick Turner, the agent, employee, partner or joint venturer of the other.

                 17. Attorneys Fees. In the event of litigation arising out of this Agreement, the prevailing party shall be entitled, in addition to all other remedies at law or in equity, to collect reasonable attorneys fees and court costs.

                 IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.


                          N2K INC.


                          By:
                             ---------------------------------------------
                             Name:
                             Title:




                          NICKTROPOLIS, INC.


                          By:
                             ---------------------------------------------
                             Name:
                             Title:


                          NICK TURNER (as to Sections 3 and 6-17)


                          ------------------------------------------------